UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 8, 2026

PHIO PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Swedeland Road, Suite 23-1080
King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 947-0251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2026, Phio Pharmaceuticals Corp. (the “Company”) entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, through the Sales Agent, shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The offering and sale of up to $6,360,000 of the Shares pursuant to the Sales Agreement is being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-279557), which was declared effective by the Securities and Exchange Commission (“SEC”) on July 1, 2024, which includes a base prospectus, and an accompanying prospectus supplement filed with the SEC on April 8, 2026.

Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company provided the Sales Agent with customary indemnification rights and contribution rights, including for liabilities under the Securities Act, and the Sales Agent will be entitled to a commission of 3.0% of the gross proceeds from each sale of the Shares. In addition, the Company agreed to reimburse certain expenses incurred by the Sales Agent in connection with the Sales Agreement, including up to $75,000 for reasonable and documented fees and expenses incurred by the Sales Agent’s legal counsel in connection with entering into the transactions contemplated by the Sales Agreement, excluding periodic due diligence fees as set forth in the Sales Agreement.

Sales of the Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act. The Company will designate the parameters for the sale of Shares, if any, including the number of Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Shares that may be sold on any trading day and any minimum price below which sales may not be made. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement. The Sales Agent is not obligated to purchase any Shares on a principal basis pursuant to the Sales Agreement, except as otherwise specifically agreed by the Sales Agent and the Company in a separate agreement. No assurance can be given that any Shares will be sold under the Sales Agreement, or if such sales occur, no assurance can be given as to the price or number of Shares that will be sold, or the dates on which any such sales will take place.

The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Sales Agent and other obligations of the parties.

The information set forth herein shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

This description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The legal opinion of Hogan Lovells US LLP relating to the Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Hogan Lovells US LLP
10.1	At the Market Offering Agreement, by and between the Company and H.C. Wainwright & Co., LLC, dated April 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: April 8, 2026	By:	/s/ Robert J. Bitterman
Robert J. Bitterman President & Chief Executive Officer

3